Exhibit 10.16(d)

THIRD AMENDMENT TO THE
MINERALS TECHNOLOGIES INC. SUPPLEMENTAL SAVINGS PLAN
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 2008)

WHEREAS, pursuant to Section 15 of the Minerals Technologies Inc. Supplemental Savings Plan (As Amended and Restated Effective December 31, 2008) (the “Plan”), Minerals Technologies Inc. (the “Company”) reserves the right to amend the Plan by action of its Board of Directors or its delegate and now wishes to do so by the following amendment.

NOW, THEREFORE, the Plan is amended as follows, effective as of January 1, 2017:

1.             Section 5 shall be amended to read as follows:

“SECTION 5. ADDITIONAL DEFERRALS

In addition to the deferrals provided for in Section 4, a Participant may elect to defer from 1% to 50% of his or her Bonus Compensation for a Plan Year by filing an election with the Administrator pursuant to Section 6.  No matching contributions shall be credited with respect to deferrals under this Section 5.”

2.             The second paragraph of Section 6 shall be amended to read as follows:

“Elections under the preceding paragraph shall be binding and irrevocable after December 31 of the Plan Year in which they must be filed. However, any election so made shall not apply to any subsequent Plan Year, and thus a new election must be filed for any subsequent Plan Year on or before November 30 (or such other date not later than December 31 that the Administrator may specify) of the immediately preceding Plan Year. Notwithstanding the foregoing, subject to the provisions of Section 409A of the Code, a Participant who first becomes eligible to participate in the Plan after the beginning of a Plan Year by reason of being hired by the Employer on or after January 1 of a Plan Year shall be entitled to make a deferral election under Section 4 with respect to Base Salary Compensation to be earned after the date of the election within thirty days of becoming eligible.”

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Third Amendment to be executed, on this 16th day of December, 2016.

MINERALS TECHNOLOGIES INC.

BY: /s/ Thomas J. Meek
Thomas J. Meek
Vice President and General Counsel